UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 20, 2009
Date of Report (Date of earliest event reported)
LOUD TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26524	91-1432133

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16220 Wood-Red Road, N.E., Woodinville, Washington	98072

(Address of Principal Executive Offices)	(Zip Code)
(425) 487-4333
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 20, 2009, LOUD Technologies Inc. (the “Company”) received a NASDAQ Staff Determination Letter indicating that the Company’s common stock is scheduled to be delisted from the NASDAQ Stock Market (the “NASDAQ”), effective at the opening of business on March 3, 2009. The decision of the NASDAQ staff was based on the Company’s failure to submit, by the prescribed deadline, an acceptable plan to regain compliance with NASDAQ Marketplace Rule 4310(c)(14) related to its failure to file a quarterly report on Form 10-Q for the period ended September 30, 2008 (the “Third Quarter 10-Q”) by the prescribed due date.
Once the Company’s common stock has been delisted from NASDAQ, the Company’s common stock may be quoted over-the-counter on the Pink Sheets LLC (the “Pink Sheets”) if market makers commit to make a market in the Company’s shares. The Pink Sheets is an electronic network through which participating broker-dealers can make markets, and enter orders to buy and sell shares of issuers. However, the Company can provide no assurance that trading in its common stock will continue on the Pink Sheets or otherwise. Moreover, the Company’s common stock may become more illiquid once it is no longer traded on NASDAQ, which could negatively impact market prices for the Company’s stock and make it more difficult for shareholders to sell their shares.
As disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 2, 2009 (the “February 2, 2009 8-K”), the Company is working diligently to prepare and file the Third Quarter 10-Q, including the processes related to such filing, so that it may become current in its filings required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Company intends to amend its annual report on Form 10-K for the year ended December 31, 2007 and its quarterly reports on Form 10-Q for the first and second quarters of 2008 to reflect its assessment of internal controls and disclosure controls and procedures. The Company currently anticipates that it will complete these filings in early March, 2009. Thereafter, the Company intends to complete the deregistration of its common stock under the Exchange Act, as reported in the February 2, 2009 8-K.
A copy of the press release by the Company announcing its receipt of the NASDAQ Staff Determination Letter is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated February 26, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOUD Technologies Inc.
By:	/s/ DAVID OLSON
David Olson
Chief Financial Officer

Dated: February 26, 2009